DISTRIBUTION PLAN OF NEUBERGER&BERMAN
                            ADVISERS MANAGEMENT TRUST

                                   SCHEDULE A

SERIES                                               DATE MADE A PARTY TO PLAN

Balanced Portfolio                                          May 1, 1995

Growth Portfolio                                            May 1, 1995

Liquid Asset Portfolio                                      May 1, 1995

Limited Maturity Bond Portfolio                             May 1, 1995

Partners Portfolio                                          May 1, 1995

International Portfolio                                     May 1, 1995

Guardian Portfolio                                          October 15, 1997

Mid-Cap Growth Portfolio                                    October 15, 1997

Socially Responsive Portfolio                               August 19, 1998



Dated:  August 19, 1998